UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, the shareholders of Mallinckrodt plc (the “Company”) approved the amended and restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan (the “Plan”) at the Company’s 2018 Annual General Meeting of Shareholders (the “Annual Meeting”). The amendments increased the number of shares available for issuance under the Plan by 9.0 million shares and included miscellaneous clarifications to the Plan. The Plan authorizes an aggregate of 26,769,489 ordinary shares of the Company with respect to which awards may be issued under the Plan in a variety of forms including: (1) nonqualified stock options; (2) incentive stock options; (3) stock appreciation rights; (4) performance-based awards; (5) restricted stock; (6) restricted units; (7) deferred stock units; and (8) other stock-based awards.

The above description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting on May 16, 2018 are as follows:

Proposal 1. To elect ten directors to hold office until the Company’s next Annual General Meeting of Shareholders:

Nominees		For	Against	Abstain	Broker Non-Votes
(a)	David R. Carlucci	51,958,910	10,014,338	284,754	14,844,086
(b)	J. Martin Carroll	60,752,134	1,221,753	284,115	14,844,086
(c)	Paul R. Carter	61,440,774	581,717	235,511	14,844,086
(d)	David Y. Norton	61,413,674	617,935	226,393	14,844,086
(e)	JoAnn A. Reed	61,129,810	846,147	282,045	14,844,086
(f)	Angus C. Russell	60,017,549	1,254,431	986,022	14,844,086
(g)	Mark C. Trudeau	61,031,107	949,670	277,225	14,844,086
(h)	Anne C. Whitaker	61,351,500	596,851	309,651	14,844,086
(i)	Kneeland C. Youngblood, M.D.	61,107,872	863,121	287,009	14,844,086
(j)	Joseph A. Zaccagnino	61,096,916	925,414	235,672	14,844,086
Each of the foregoing nominees was elected to hold office until the Company’s next Annual General Meeting of Shareholders.
Proposal 2. To approve in a non-binding vote, the appointment of Deloitte & Touche LLP as the independent auditors of the Company and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the auditors’ remuneration:

For:	Against:	Abstain:	Broker Non-Votes:
75,718,496	993,353	390,239	0

Proposal 3. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the proxy statement:

For:	Against:	Abstain:	Broker Non-Votes:
36,511,280	25,463,984	282,738	14,844,086

Proposal 4. To approve the Plan:

For:	Against:	Abstain:	Broker Non-Votes:
35,096,120	26,831,444	330,438	14,844,086

Proposal 5. To approve the authority of the Board to issue shares:

For:	Against:	Abstain:	Broker Non-Votes:
72,400,047	3,314,335	1,387,706	0

Proposal 6. To approve, via special resolution, the waiver of pre-emption rights:

For:	Against:	Abstain:	Broker Non-Votes:
72,977,706	2,454,351	1,670,031	0

Proposal 7. To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares:

For:	Against:	Abstain:	Broker Non-Votes:
74,818,788	962,793	1,320,507	0

Proposal 8. To authorize, via special resolution, the price range at which the Company can re-allot shares that it holds as treasury shares:

For:	Against:	Abstain:	Broker Non-Votes:
73,754,561	1,817,918	1,529,609	0

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.      Description

10.1	Mallinckrodt Pharmaceuticals Stock and Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on April 4, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	May 17, 2018	By:	/s/ Stephanie D. Miller
Stephanie D. Miller
Vice President, Corporate Secretary & International Legal